Exhibits 5.1 and 23.1

The Law Office of Stephen E. Rounds
1544 York Street, Suite 110
Denver, Colorado 80206
Tel. 303.377.6997  Fax 303.377.0231
sercounsel@msn.com

May 7, 2010

U.S. Energy Corp.
877 N. 8th W.
Riverton, Wyoming 82509

Re:	Legal Opinion
Form S-8 Registration Statements

Gentlemen:

I am securities counsel to U.S. Energy Corp. (the “Company”), a Wyoming corporation.  This opinion is delivered in connection with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 264,993 shares of Company common stock, par value $.01 per share (the “Shares”), pursuant to the 2008 Stock Option Plan for Independent Directors and Advisory Board Members (the “Plan”).  In this regard, I have examined the Registration Statement and the Plan, as well as the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations I deemed relevant and necessary in respect of the authorization and issuance of the Shares, and such other matters as I deemed appropriate.

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, I am of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan, including payment of the applicable exercise price therefor, will be validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof, and I have no obligation to update this opinion to take into account any change in applicable law or facts that may occur after the date hereof.

I hereby consent to be named in the Registration Statement and in the Prospectus constituting a part thereof, as amended from time to time, as the attorney who will pass upon legal matters in connection with the issuance of the Shares, and to the filing of this opinion as an Exhibit to the Registration Statement.  In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Securities and Exchange Commission.

Yours Sincerely,

/s/ Stephen E. Rounds